Exhibit 10.8.1


                        AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made as of this 5th day of March, 1998 by and among Abigail Adams National Bancorp, Inc., a Delaware corporation (the "Company"), The Adams National Bank, a national banking association (the "Bank") and Barbara Davis Blum (the "Executive").

                                    RECITALS

         A. The Company, the Bank and the Executive entered into an Employment Agreement dated as of February 20, 1996 and amended as of March 29, 1996 (the "Original Agreement").

         B. Events occurring after the failure to obtain stockholder approval of the acquisition of Ballston Bancorp have increased the degree of uncertainty as to future job security for the Executive.

         C. The Board of Directors of the Company and of the Bank believes that the interest of the Bank and the Company will best be served by helping to relieve the Executive of uncertainty about her personal economic interest in the event of any actual or proposed Change in Control, and thereby permit her to devote her uninterrupted attention to the performance of her duties to the Bank and the Company.

         D. The Board of Directors of the Company and of the Bank and the Executive desire to amend the Original Agreement as set forth herein.

         NOW, THEREFORE, it is agreed that:

         1. From and after the date of this Agreement, 1998, the Original Agreement shall be amended as follows:

                  (a) Section 10(a)(i) shall be deleted in its entirety, and the following new Section 10(a)(i) shall be substituted in lieu thereof:

                  Notwithstanding any provisions herein to the contrary, if the Executive's employment under this Agreement is terminated by the Company or the Bank, without the Executive's prior written consent and for a reason other than Just Cause, or if the Executive is asked to resign, as a condition to, in preparation for, or otherwise in connection with, or within 12 months after, a Change in Control (as defined herein) of the Company or the Bank, the Company and the Bank shall pay and/or grant the Executive the following compensation and benefits: (i) a cash payment equal to two times her base salary at the time of such resignation or termination; (ii) the fringe benefits provided for under this Agreement or otherwise for a period of two years following such resignation or termination; and (iii) the acceleration of any unvested stock options previously granted to the Executive. At Executive's option, she may elect to receive the cash payment provided for herein in installments. The cash payments set forth in Section (i) and (ii) herein shall be paid in the following order of priority: (A) from the funds in the separate grantor trust between the Company and the



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Trustee;  (B) from the funds in the separate  grantor trust between the Bank and the Trustee; (C) from the Company; and (D) from the Bank.

          (b) Section 10(b) shall be amended by adding at the end of such section the following language:

          or (vii) the Executive is requested by management or the Board of Directors of the Bank or the Company to engage in conduct which she can demonstrate is illegal.

          (c) The  following  new  Section  17 shall  be  added to the  Original
Agreement:

         17.  Unfunded  Arrangement.  In conjunction  with the execution of this
              ----------------------
Agreement, the Company and the Bank shall each establish a grantor trust, as that term is defined in Section 671 of the Internal Revenue Code, in order to fund its obligations to provide a cash payment equal to two times base salary and fringe benefits for a two year period in the event the Executive's employment is terminated in accordance with Paragraph 10 of the Original
Agreement. The grantor trust, which shall be irrevocable, will be governed by the terms of separate trust agreements entered into between the Company and NationsBank, and the Bank and NationsBank, the terms of which are incorporated by reference. To the extent that the Executive acquires a right to receive benefits under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

         2. This Amendment is for the purposed of inducing the Executive to continue her employment with the Company and the Bank and in consideration of the services rendered by the Executive to the Bank from and after the date of this Amendment, which consideration the Company and the Bank each hereby acknowledge is fair and adequate.

         3. From and after the Effective Date, the Original Agreement shall be amended as set forth herein and all other terms of the Original Agreement shall remain in full force and effect as amended hereby.

         4. The parties hereto acknowledge that this Amendment and the related grantor trusts were prepared pursuant to their mutual request by the law firm of Ober, Kaler, Grimes & Shriver, counsel solely to the Company and the Bank. The Executive acknowledges that she is sophisticated in business matters (including, but not limited to, employment agreements) and that she has had the opportunity to seek independent legal advice. Each of the Executive and the Bank specifically waives any actual or apparent conflict of interest of Ober Kaler, Grimes & Shriver in connection with the preparation and negotiation of this Amendment.










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         IN WITNESS WHEREOF,  the parties have executed this Amendment as of the day and year first above written.

ATTEST:                                      ABIGAIL ADAMS NATIONAL
                                             BANCORP, INC.


___________________________                  By:_______________________________
Joyce R. Hertz, Secretary                       Clarence L. James, Jr.


ATTEST:                                      THE ADAMS NATIONAL BANK


__________ _________                          By:______________________________
Joyce R. Hertz                                   Clarence L. James

WITNESS:


---------------------------                     --------------------------------
                                                   Barbara Davis Blum